UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2019

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37729	36-4829580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 North Wacker Drive, Suite 1400 Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LKSD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2019, LSC Communications, Inc. (the “Company”) entered into an amendment to its credit agreement, dated September 30, 2016, by and among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as collateral agent (as amended by the Amendment No. 1 to Credit Agreement, dated as of November 17, 2017 and the Amendment No. 2, dated as of December 20, 2018, the “Credit Agreement”) to, among other things, reduce the aggregate amount of Revolving Commitments and amend the financial maintenance covenants to increase the maximum Consolidated Leverage Ratio and decrease the minimum Interest Coverage Ratio. The amendment will become effective on August 5, 2019. As a result, the Revolving Commitments will be reduced to $300 million from $400 million. The maximum Consolidated Leverage Ratio will be increased to (i) 3.75 to 1.00 with respect to any fiscal quarter ending prior to June 30, 2020, (ii) 3.50 to 1.00 with respect to any fiscal quarter ending on or after June 30, 2020 and prior to March 31, 2021, and (iii) 3.25 to 1.00 with respect to any fiscal quarter ending on or after March 31, 2021. The minimum Interest Coverage Ratio will be decreased to (i) 2.50 to 1.00 with respect to any test period ending prior to September 30, 2020, (ii) 2.75 to 1.00 with respect to any test period ending on or after September 30, 2020 and prior to June 30, 2021 and (iii) 3.00 to 1.00 with respect to any test period ending on or after June 30, 2021. The amendment will remove the general allowance to pay annual dividends of up to $50 million, and will include other changes that generally further restrict the Company’s ability to incur additional indebtedness, make restricted payments, use proceeds from disposition of certain assets and make investments and acquisitions.

The foregoing description of the amendment of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement dated as of August 2, 2019, by and among LSC Communications, Inc., the other Loan Parties, the Lenders party thereto and Bank of America, N. A., as administrative agent and collateral agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: August 5, 2019	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel